Contact:	Barbara B. Lucas Senior Vice President Public Affairs 410-716-2980 Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979

FOR IMMEDIATE RELEASE: Thursday, October 27, 2005

Subject:	Black &Decker Reports a 28% Increase in Earnings Per Share From Continuing Operations to a Record $1.73 and a Record $1.58 Billion Sales for Third Quarter 2005

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings from continuing operations for the third quarter of 2005 were a record $140.3 million or $1.73 per diluted share, versus $111.3 million or $1.35 per diluted share in the third quarter of 2004. Diluted earnings per share from continuing operations increased 28%, marking the fourteenth consecutive quarter of growth at or above 18%.

        Sales from continuing operations increased 23% for the quarter to a record $1.58 billion. Sales of existing businesses increased 6%, including a positive impact of 1% from foreign currency translation. The Porter-Cable and Delta Tools Group acquisition contributed 17% to sales for the quarter. Free cash flow was $203 million year-to-date, versus $205 million for the first nine months of 2004.

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        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “All three of our segments increased sales for the eighth consecutive quarter and posted double-digit rates of growth in operating profits. Our Power Tools and Accessories segment again led the way, increasing operating profit by 24%. Despite facing continued raw material inflation and challenging comparisons to prior-year results, we extended our track record of outstanding performance.

        “Sales in the Power Tools and Accessories segment increased 31% for the quarter, including 6% from existing businesses. The U.S. Black & Decker consumer business grew sales at a double-digit rate, reflecting strong orders for new lasers, screwdrivers and accessory sets. New miter saws, tile cutters and angle grinders helped the U.S. DEWALT business deliver solid sales growth for the quarter, as well as a double-digit growth rate for the year-to-date. European sales were roughly flat, with growth in some regions offset by a weakening retail environment, particularly in the U.K.

        “Operating margin for the Power Tools and Accessories segment was 13.4%, with existing businesses improving significantly for the seventh straight quarter. We continued to benefit from growth in our higher-margin North American business, as well as margin improvement in Europe. As expected, the acquired business diluted the segment’s margin, but its profit contribution remains on track to generate $0.40 of EPS accretion for the full year.

        “Sales in the Hardware and Home Improvement segment increased 1% for the quarter. Price Pfister grew sales at a double-digit rate, largely because of increases at a key retailer and in the wholesale channel. Sales in the lockset business decreased at a low single-digit rate, as strong orders in the second quarter were followed by cautious inventory management by customers in the third quarter. Improvements in Kwikset’s cost position drove an increase in operating margin for the segment.

        “The Fastening and Assembly Systems segment increased sales 6% for the quarter, primarily due to growth in its automotive divisions. Pricing increases and volume leverage outweighed commodity cost pressure, enabling the segment to improve its operating margin to 13.0%.

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        “Looking ahead, we expect strong support from our retail partners for new products, such as the StormStation™ and SmartDriver™ for consumers and DEWALT’s new line of miter saws, to drive a mid-single-digit rate of sales growth in the fourth quarter. We also expect our operating margin to increase, resulting in diluted earnings per share from continuing operations in the ranges of $1.85-to-$1.90 for the fourth quarter and $6.82-to-$6.87 for the full year. These ranges exclude both the favorable impact of an insurance settlement in the first quarter and any incremental tax expense in the fourth quarter to repatriate foreign earnings under the American Jobs Creation Act. In addition, we continue to expect that we will convert at least 90% of net earnings to free cash flow for the full year 2005.

        “Black & Decker has consistently improved operations and grown its businesses, resulting in another great quarter. We plan to continue our outstanding growth trend, generate significant free cash flow, and use that cash to create additional value for shareholders. After making two major acquisitions in 2003 and 2004, this year we have raised our share repurchase authorization twice, including an increase of five million shares earlier this month. We have bought back over five million shares this year, and will continue to pursue both share repurchases and compelling bolt-on acquisitions. We remain focused on executing our proven strategy to deliver superior returns to our investors.”

        The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss third-quarter results and the outlook for the remainder of 2005. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Forward-Looking Statements” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

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        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	October 2, 2005		September 26, 2004

SALES	$1,575.	6	$1,282.	5
Cost of goods sold	1,013.	5	809.	2
Selling, general, and administrative expenses	358.	1	315.	3

OPERATING INCOME	204.	0	158.	0
Interest expense (net of interest income)	12.	6	4.	1
Other (income) expense	(.	7)	1.	4

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	192.	1	152.	5
Income taxes	51.	8	41.	2

NET EARNINGS FROM CONTINUING OPERATIONS	140.	3	111.	3

DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
Earnings of discontinued operations	.	3	.	2
Gain on sale of discontinued operations		–	1.	0

NET EARNINGS FROM DISCONTINUED OPERATIONS	.	3	1.	2

NET EARNINGS	$140.	6	$112.	5

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$1.7	7	$1.3	8
Discontinued operations	.0	1	.0	2

NET EARNINGS PER COMMON SHARE - BASIC	$1.7	8	$1.4	0

Shares Used in Computing Basic Earnings Per Share (in Millions)	79.	1	80.	1

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$1.7	3	$1.3	5
Discontinued operations		–	.0	2

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.7	3	$1.3	7

Shares Used in Computing Diluted Earnings Per Share (in Millions)	81.	1	82.	3

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Nine Months Ended

	October 2, 2005		September 26, 2004

SALES	$4,793.	7	$3,673.	0
Cost of goods sold	3,096.	6	2,309.	3
Selling, general, and administrative expenses	1,106.	7	926.	4

OPERATING INCOME	590.	4	437.	3
Interest expense (net of interest income)	31.	6	13.	8
Other (income) expense	(52.	9)	2.	4

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	611.	7	421.	1
Income taxes	169.	5	113.	7

NET EARNINGS FROM CONTINUING OPERATIONS	442.	2	307.	4

DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
Earnings of discontinued operations	1.	1	.	6
Gain on sale of discontinued operations (net of impairment
charge of $24.4 in 2004)	–		12.	7

NET EARNINGS FROM DISCONTINUED OPERATIONS	1.	1	13.	3

NET EARNINGS	$443.	3	$320.	7

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$5.5	4	$3.8	8
Discontinued operations	.0	2	.1	6

NET EARNINGS PER COMMON SHARE - BASIC	$5.5	6	$4.0	4

Shares Used in Computing Basic Earnings Per Share (in Millions)	79.	8	79.	3

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$5.4	0	$3.8	0
Discontinued operations	.0	1	.1	6

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$5.4	1	$3.9	6

Shares Used in Computing Diluted Earnings Per Share (in Millions)	81.	9	80.	9

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	October 2, 2005	December 31, 2004

ASSETS
Cash and cash equivalents	$285.5	$514.4
Trade receivables	1,230.0	1,046.6
Inventories	1,238.4	981.8
Current assets of discontinued operations	61.9	70.8
Other current assets	270.7	313.6

TOTAL CURRENT ASSETS	3,086.5	2,927.2

PROPERTY, PLANT, AND EQUIPMENT	689.6	754.6
GOODWILL	1,158.7	1,184.0
OTHER ASSETS	693.7	665.0

	$5,628.5	$5,530.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$1.9	$1.1
Current maturities of long-term debt	155.9	.5
Trade accounts payable	624.5	466.9
Current liabilities of discontinued operations	29.4	29.9
Other current liabilities	1,210.4	1,294.2

TOTAL CURRENT LIABILITIES	2,022.1	1,792.6

LONG-TERM DEBT	1,035.3	1,200.6
DEFERRED INCOME TAXES	175.3	171.1
POSTRETIREMENT BENEFITS	435.4	423.4
OTHER LONG-TERM LIABILITIES	395.3	384.4
STOCKHOLDERS' EQUITY	1,565.1	1,558.7

	$5,628.5	$5,530.8

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended October 2, 2005	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations	Consolidated

Sales to unaffiliated customers	$1,154.7	$251.4	$159.5	$1,565.6	$10.0	$–	$1,575.6
Segment profit (loss) (for Consoli-
dated, operating income)	154.6	42.3	20.8	217.7	1.8	(15.5)	204.0
Depreciation and amortization	25.9	5.6	4.7	36.2	.2	.3	36.7
Capital expenditures	18.5	3.6	3.7	25.8	.1	.4	26.3

Three Months Ended September 26, 2004

Sales to unaffiliated customers	$884.8	$249.2	$149.9	$1,283.9	$(1.4)	$–	$1,282.5
Segment profit (loss) (for Consoli-
dated, operating income)	124.7	38.2	18.7	181.6	(.1)	(23.5)	158.0
Depreciation and amortization	21.2	6.1	4.3	31.6	–	2.2	33.8
Capital expenditures	15.4	8.9	3.9	28.2	–	.1	28.3

Nine Months Ended October 2, 2005

Sales to unaffiliated customers	$3,461.0	$767.4	$492.8	$4,721.2	$72.5	$–	$4,793.7
Segment profit (loss) (for Consoli-
dated, operating income)	462.9	110.7	67.3	640.9	10.6	(61.1)	590.4
Depreciation and amortization	77.2	17.9	14.0	109.1	1.7	2.3	113.1
Capital expenditures	57.5	12.2	9.4	79.1	1.3	.7	81.1

Nine Months Ended September 26, 2004

Sales to unaffiliated customers	$2,510.3	$707.3	$456.1	$3,673.7	$(.7)	$–	$3,673.0
Segment profit (loss) (for Consoli-
dated, operating income)	329.2	111.9	61.9	503.0	.2	(65.9)	437.3
Depreciation and amortization	61.4	21.3	13.1	95.8	–	7.2	103.0
Capital expenditures	47.5	17.2	8.6	73.3	–	.7	74.0

        The reconciliation of segment profit to the Corporation’s earnings from continuing operations before income taxes for each period, in millions of dollars, is as follows:

	Three Months Ended		Nine Months Ended

	October 2, 2005	September 26, 2004	October 2, 2005	September 26, 2004

Segment profit for total reportable business segments	$217.7	$181.6	$640.9	$503.0
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to
actual rates	1.8	(.1)	10.6	.2
Depreciation of Corporate property	(.3)	(.3)	(.7)	(1.0)
Adjustment to businesses' postretirement benefit
expenses booked in consolidation	(3.4)	.1	(11.1)	.4
Other adjustments booked in consolidation directly
related to reportable business segments	6.1	(3.1)	4.5	(8.6)
Amounts allocated to businesses in arriving at segment
profit in excess of (less than) Corporate center operating
expenses, eliminations, and other amounts identified above	(17.9)	(20.2)	(53.8)	(56.7)

Operating income	204.0	158.0	590.4	437.3
Interest expense, net of interest income	12.6	4.1	31.6	13.8
Other (income) expense	(.7)	1.4	(52.9)	2.4

Earnings from continuing operations before income taxes	192.1	$152.5	$611.7	$421.1

BASIS OF PRESENTATION:

        The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. On October 2, 2004, the Corporation acquired the Porter-Cable and Delta Tools Group from Pentair, Inc. This acquired business is included in the Power Tools and Accessories segment. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

        In January 2004, the Corporation sold two components of its European security hardware business. The divested businesses and the remaining portion that is currently held for sale are treated as discontinued operations in the Corporation’s consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.

        The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2005. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

        Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Free cash flow for the nine months ended October 2, 2005 and September 26, 2004:

        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the nine months ended October 2, 2005 and September 26, 2004, follows (dollars in millions):

	Nine Months Ended
	October 2, 2005	September 26, 2004

Cash flow from operating activities	$272.3	$264.3
Capital expenditures	(81.4)	(75.2)
Proceeds from disposals of assets	11.9	16.1

Free cash flow	$202.8	$205.2

Capital expenditures and proceeds from the disposal of assets include amounts associated with discontinued operations.

Diluted earnings per share from continuing operations for the fourth quarter and full year 2005:

        This press release includes a forward-looking statement with respect to management’s expectation that the Corporation’s diluted earnings per share from continuing operations would range from $1.85 to $1.90 for the fourth quarter and $6.82 to $6.87 for the full year. The aforementioned ranges exclude the effect of any incremental tax expense to repatriate foreign earnings under the American Jobs Creation Act of 2004 which could be up to $56 million. The aforementioned range for the full year also excludes the effect of a favorable $55 million pre-tax ($35.8 million after-tax) insurance settlement that occurred in the first quarter of 2005.